UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 28, 2009

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

150 North Michigan Avenue

Chicago, Illinois  60601

(Address of principal executive offices)

(Zip Code)

(312) 346-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2009 MIP

On April 22, 2009, the United States Bankruptcy Court in Wilmington, Delaware (the “Court”) authorized Smurfit-Stone Container Corporation (the “Company”) to continue its performance-based short-term and long-term incentive plans beginning in 2009 pursuant to the terms and conditions contained in the Court’s order (the “Order”).  On April 28, 2009, the Smurfit-Stone Container Corporation 2009 Management Incentive Plan (the “2009 MIP”) was adopted by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”).

Annual and semi-annual performance targets under the 2009 MIP have been established for the year ending December 31, 2009 (the “Plan Year”), including a threshold level of performance below which no award payment will be made, levels of performance at which specified percentages of the target award will be paid, and a maximum level of performance above which no additional award shall be paid.

Target awards are expressed as a percentage of each 2009 MIP participant’s annual base salary.  The target award, or such percentage of the target award earned for each performance period, would be paid out in two installments covering the performance periods, as set forth below.  Awards would be paid 100% in cash.  A 2009 MIP participant is eligible to receive a semi-annual award pursuant to the 2009 MIP after the end of each performance period, subject to the Company’s achievement of certain financial and/or operational goals for the performance period established by the Compensation Committee (“Semi-annual Performance Targets”).  The semi-annual performance periods are January 1, 2009 through June 30, 2009 and July 1 through December 31, 2009.  Certain employees in the lowest tier of the 2009 MIP (not including any named executive officers) are eligible to receive a quarterly award pursuant to the 2009 MIP after the end of each calendar quarter in 2009, consistent with past practice.  In addition to the semi-annual awards, participants other than employees in the lowest tier of the 2009 MIP are entitled to receive an annual award pursuant to the 2009 MIP after the end of the Plan Year, subject to the Company’s achievement of certain established financial and/or operational goals for the Plan Year (“Annual Performance Targets” and, together with Semi-annual Performance Targets, the “Performance Targets”).

Consistent with the Order, awards under the 2009 MIP for the named executive officers will be based on the measurement of adjusted earnings before interest, taxes, depreciation, amortization and restructuring charges (“DCA Adjusted EBITDAR”) as follows:

Performance Targets Evaluation Date	Percentage Payout of Target Bonus

June 30, 2009 (based on semi-annual performance)	40% of annual target bonus (based on semi-annual performance – January 1, 2009 through June 30, 2009)

December 31, 2009	30% of annual target bonus

Performance Targets Evaluation Date	Percentage Payout of Target Bonus

(based on semi-annual performance)	(based on semi-annual performance – July 1, 2009 through December 31, 2009)

December 31, 2009 (based on annual performance)	30% of annual target bonus (based on annual performance)

Pursuant to the Order, the performance targets will be based on the Company’s achievement of DCA Adjusted EBITDAR, which is based on the Consolidated EBITDA (as defined in the Amended and Restated Credit Agreement by and among the Company and certain of its affiliates, as borrowers, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent and Canadian collateral agent, and the lenders from time to time party thereto), adjusted to reflect the agreement between the Company and the official committee of unsecured creditors in the Company’s bankruptcy proceeding.

If the Court confirms a plan of reorganization for the Company and the Company fails to assume the 2009 MIP following or in connection with the confirmation of such a plan of reorganization, or the Company consummates a liquidation, then each participant will receive a semi-annual award pursuant to the 2009 MIP for the performance period in which the plan of reorganization is confirmed or the liquidation is consummated and an annual award pursuant to the 2009 MIP, which awards shall be (i) prorated on the basis of the full calendar months during which such participant shall have been employed by the Company during such performance period and the Plan Year and (ii) based on the Company’s actual performance measured as a percentage of the Company’s financial/operational targets through the date of reorganization or liquidation.

MIP Performance Objectives for 2009

The Compensation Committee has established the performance objectives applicable to each participant (consistent with the Order) that will be used to determine the award (expressed as a target percentage of the participant’s annual base salary) payable under the 2009 MIP.  Each annual performance objective is assigned a percentage of the target award, so that achievement of the target amount of all performance objectives would entitle an executive officer to receive an award based upon his or her target level.

On April 28, 2009, the Compensation Committee established 2009 MIP performance objectives for the Company’s named executive officers consistent with the parameters established by the 2009 MIP and the Order and based on target awards (expressed as a percentage of the participant’s annual base salary), as follows:

Named Executive Officer	Target

Patrick J. Moore Chairman and Chief Executive Officer	125%

Named Executive Officer	Target

Steven J. Klinger President and Chief Operating Officer	125%

Charles A. Hinrichs Senior Vice President and Chief Financial Officer	80%

Craig A. Hunt Senior Vice President, Secretary and General Counsel	100%

Steven C. Strickland Senior Vice President of Container Operations	100%

Actual bonus awards under the 2009 MIP payable for fiscal 2009, if any, will vary depending on the extent to which the Company’s DCA Adjusted EBITDAR meets, exceeds, or falls short of the established target level.

The foregoing description of the material terms of the 2009 MIP does not purport to be complete and is qualified by reference to the full text of the document, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                Exhibits.

Exhibit No.	Description

10.1	Smurfit-Stone Container Corporation 2009 Management Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 4, 2009

SMURFIT-STONE CONTAINER CORPORATION

		By:	/s/ Craig A. Hunt
		Name:	Craig A. Hunt
		Title:	Senior Vice President, Secretary, and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Smurfit-Stone Container Corporation 2009 Management Incentive Plan.